Exhibit 16(c)(xxiv)

HIGHLY CONFIDENTIAL PRELIMINARY WORKING DRAFT FOR DISCUSSION – SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Project Savanna DISCUSSION MATERIALS OCTOBER 2023 HIGHLY CONFIDENTIAL PRELIMINARY WORKING DRAFT FOR DISCUSSION – SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Confidential Treatment Requested on 3 pages, confidential information filed separately with the SEC

HIGHLY CONFIDENTIAL PRELIMINARY WORKING DRAFT FOR DISCUSSION – SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Page 1. Situation Overview 2 2. Summary of Proposals Received 4 3. Summary of Illustrative Financial Analysis 6 4. Process Considerations 13 5. Appendix 17

HIGHLY CONFIDENTIAL PRELIMINARY WORKING DRAFT FOR DISCUSSION – SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Houlihan Lokey Situation Overview 3 » Saturn has received two preliminary indications of interest, summarized herein » From Claritas Capital (October 3rd) and (October 8th) » On October 11th, Claritas filed an amended 13D statement, thereby publicly disclosing its offer » This presentation summarizes these proposals as well as an illustrative valuation analysis based on two illustrative forecast scenarios developed by Saturn management *Confidential treatment requested

HIGHLY CONFIDENTIAL PRELIMINARY WORKING DRAFT FOR DISCUSSION – SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Page 1. Situation Overview 2 2. Summary of Proposals Received 4 3. Summary of Illustrative Financial Analysis 6 4. Process Considerations 13 5. Appendix 17

HIGHLY CONFIDENTIAL PRELIMINARY WORKING DRAFT FOR DISCUSSION – SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Houlihan Lokey Summary of Proposals Received 5 » Offer Price ƒ $1.35 – $1.80 per share ƒ $1.50 per share » Consideration ƒ All cash ƒ All cash » Financing ƒ Not specified ƒ Claritas Capital would lead the transaction ƒ Combination of equity capital and debt financing ƒ No financing contingency » Due Diligence / Timeline ƒ Four to six weeks to conduct confirmatory due diligence ƒ Four weeks to complete due diligence including: – Meetings with Company’s management team to review product offerings and key functional areas – Review and validation of Company’s historical performance as well as strategic, financial, and operational plans for future growth – Review of current cost structure and public company operating costs – Review of Company’s technology platform and IP – Customary confirmatory accounting, legal, tax, HR, and insurance due diligence ƒ Finalize definitive agreement and announce transaction within two weeks of concluding diligence Claritas Capital (10/3/2023) (10/8/2023) Source: Claritas Capital proposal received 10/3/2023, proposal received 10/8/2023. *Confidential treatment requested

HIGHLY CONFIDENTIAL PRELIMINARY WORKING DRAFT FOR DISCUSSION – SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Page 1. Situation Overview 2 2. Summary of Proposals Received 4 3. Summary of Illustrative Financial Analysis 6 4. Process Considerations 13 5. Appendix 17

# Illustrative Management Projections vs. Current Street Consensus Estimates

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*($ in millions, except per share data)*

## Illustrative 5% Growth Case

| | Forecast | | | | |
|---|---|---|---|---|---|
| | 2024E | 2025E | 2026E | 2027E | 2028E |
| **Total Revenue** | **$473** | **$496** | **$521** | **$547** | **$574** |
| *% Growth* | *5%* | *5%* | *5%* | *5%* | *5%* |
| **Adj. EBITDA** | **$47** | **$61** | **$70** | **$75** | **$78** |
| *% Margin* | *10%* | *12%* | *14%* | *14%* | *14%* |
| **Unlevered Free Cash Flow** | | | | | |
| Adj. EBITDA | $47 | $61 | $70 | $75 | $78 |
| Less: Depreciation & Amortization | (51) | (45) | (43) | (43) | (43) |
| **EBIT** | **($4)** | **$16** | **$27** | **$32** | **$35** |
| Less: Cash Taxes @ 29.2% | $0 | ($5) | ($8) | ($9) | ($10) |
| **NOPAT** | **($4)** | **$12** | **$19** | **$22** | **$25** |
| Plus: Depreciation & Amortization | $51 | $45 | $43 | $43 | $43 |
| Less: Increase in Net Working Capital | (3) | (3) | (3) | (3) | (3) |
| Less: Capital Expenditures | (30) | (30) | (30) | (30) | (30) |
| **Unlevered Free Cash Flow** | **$14** | **$24** | **$29** | **$32** | **$35** |

## Illustrative 9% Growth Case

| | Forecast | | | | |
|---|---|---|---|---|---|
| | 2024E | 2025E | 2026E | 2027E | 2028E |
| **Total Revenue** | **$497** | **$542** | **$590** | **$644** | **$702** |
| *% Growth* | *10%* | *9%* | *9%* | *9%* | *9%* |
| **Adj. EBITDA** | **$55** | **$67** | **$80** | **$88** | **$96** |
| *% Margin* | *11%* | *12%* | *14%* | *14%* | *14%* |
| **Unlevered Free Cash Flow** | | | | | |
| Adj. EBITDA | $55 | $67 | $80 | $88 | $96 |
| Less: Depreciation & Amortization | (51) | (45) | (43) | (43) | (43) |
| **EBIT** | **$4** | **$22** | **$37** | **$45** | **$53** |
| Less: Cash Taxes @ 29.2% | ($1) | ($6) | ($11) | ($13) | ($15) |
| **NOPAT** | **$3** | **$16** | **$26** | **$32** | **$37** |
| Plus: Depreciation & Amortization | $51 | $45 | $43 | $43 | $43 |
| Less: Increase in Net Working Capital | (3) | (3) | (3) | (3) | (3) |
| Less: Capital Expenditures | (30) | (30) | (30) | (30) | (30) |
| **Unlevered Free Cash Flow** | **$21** | **$28** | **$36** | **$42** | **$47** |

## Consensus Revenue Projections (Oct-23)


YoY Growth
Enterprise
Provider
Life Sciences
6%
11%
12%
$458
$73
$115
$268
$511
$79
$130
$300
$578
$88
$145
$350
2023E
2024E
2025E

## Consensus Adj. EBITDA Projections (Oct-23)


Adj. EBITDA Margin
Adj. EBITDA
6%
9%
10%
$26
$47
$60
2023E
2024E
2025E

*Source: Saturn management; FactSet*

Houlihan Lokey | 7

HIGHLY CONFIDENTIAL PRELIMINARY WORKING DRAFT FOR DISCUSSION – SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Houlihan Lokey Summary of Illustrative Financial Analysis 8 Source: Company filings, Saturn management projections, Wall Street research, Capital IQ as of 10/6/2023. Note: Fully-diluted share count calculated using treasury stock method, based on publicly disclosed information as of 2Q 2023 10-Q (357.125M basic shares outstanding, 48.470M RSUs, and 101.779M options at a weighted average exercise price of $2.90). Implied Price Per Share (Present Value as of 12/31/2023) LBO ANALYSIS DCF ANALYSIS 9% Growth Case ‒ 2028E Exit EV / Forward Revenue multiple: 0.5x – 1.5x ‒ Target IRR: 20% – 30% 5% Growth Case ‒ 2028E Exit EV / Forward Revenue multiple: 0.5x – 1.5x ‒ Target IRR: 20% – 30% FUTURE SHARE PRICE Current Share Price (10/6/2023): $0.89 5% Growth Case ‒ Forward Revenue multiple: 0.6x – 1.5x 9% Growth Case ‒ Forward Revenue multiple: 0.6x – 1.5x 5% Growth Case ‒ Terminal Forward Revenue multiple: 0.5x – 1.5x ‒ WACC: 11.5% – 12.5% 9% Growth Case ‒ Terminal Forward Revenue multiple: 0.5x – 1.5x ‒ WACC: 11.5% – 12.5% Claritas Capital Offer Price (10/3/2023): $1.35 – $1.80 Offer Price (10/8/2023): $1.50 Future share price ranges shown reflect share prices projected at 12/31/2028 discounted to 12/31/2023 at Saturn’s 14.0% estimated cost of equity e $0.97 $0.77 $1.14 $0.94 $0.49 $0.41 $1.76 $1.45 $2.27 $1.82 $1.43 $1.15 *Confidential treatment requested

HIGHLY CONFIDENTIAL PRELIMINARY WORKING DRAFT FOR DISCUSSION – SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Houlihan Lokey Analysis at Various Prices – Saturn Source: Company filings, Capital IQ as of 10/6/2023. Note: A refers to Actual; E refers to Estimated; Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, adjusted for certain non-recurring items. (1) Fully-diluted share count calculated using treasury stock method, based on publicly disclosed information as of 2Q 2023 10-Q (357.125M basic shares outstanding, 48.470M RSUs, and 101.779M options at a weighted average exercise price of $2.90). 9 Wall Street consensus estimates ($ in millions, except per share data) Current Illustrative Value of Saturn Price Per Share $0.89 $1.00 $1.25 $1.50 $1.75 $2.00 $2.25 $2.50 Fully Diluted Shares (M)(1) 405.6 405.6 405.6 405.6 405.6 405.6 405.6 405.6 Equity Value $360 $406 $507 $608 $710 $811 $913 $1,014 Less: Net Cash (6/30/2023A) (144) (144) (144) (144) (144) (144) (144) (144) Plus: Minority Interest (6/30/2023A) 0 0 0 0 0 0 0 0 Plus: Preferred Equity (6/30/2023A) 50 50 50 50 50 50 50 50 Enterprise Value $267 $312 $414 $515 $616 $718 $819 $921 Premium / (Discount) to: Metric Current Share Price (10/6/2023) $0.89 - 13% 41% 69% 97% 125% 154% 182% 52-Week High (2/3/2023) $2.71 (67%) (63%) (54%) (45%) (35%) (26%) (17%) (8%) 52-Week Low (8/29/2023) $0.77 15% 30% 62% 95% 127% 160% 192% 225% EV / Revenue 2023E $457 0.6x 0.7x 0.9x 1.1x 1.3x 1.6x 1.8x 2.0x 2024E $510 0.5x 0.6x 0.8x 1.0x 1.2x 1.4x 1.6x 1.8x EV / Revenue (Growth Adj.) 2024E (Street Case) 12% 0.04x 0.05x 0.07x 0.09x 0.10x 0.12x 0.14x 0.16x 2024E (Management High Case) 10% 0.05x 0.06x 0.08x 0.10x 0.12x 0.14x 0.16x 0.18x 2024E (Management Low Case) 5% 0.10x 0.12x 0.16x 0.20x 0.24x 0.28x 0.32x 0.36x EV / Adj. EBITDA 2023E $26 10.2x 12.0x 15.9x 19.8x 23.6x 27.5x 31.4x 35.3x 2024E $46 5.7x 6.7x 8.9x 11.1x 13.3x 15.4x 17.6x 19.8x

HIGHLY CONFIDENTIAL PRELIMINARY WORKING DRAFT FOR DISCUSSION – SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Houlihan Lokey 0.0x 2.0x 4.0x 6.0x 8.0x 10.0x 12.0x 14.0x 16.0x 18.0x Jul-21 Sep-21 Nov-21 Jan-22 Mar-22 May-22 Jul-22 Sep-22 Nov-22 Jan-23 Mar-23 May-23 Jul-23 Sep-23 Market Backdrop Digital Health Valuation Multiples: EV / NTM Revenue Source: Capital IQ as of 10/6/2023. Note: Figures shown on this page are sourced directly from Capital IQ for illustrative purposes and therefore may differ from figures shown on other pages. 10 » Valuation multiples of Digital Health companies have normalized at much lower levels versus 2021 » A majority of companies in the space are not expected to generate positive EBITDA in 2023 » Several companies in the space have missed estimates and lowered or withdrawn guidance Digital Health Average (7/2/21): 9.3x Digital Health Average (10/6/23): 1.7x 82% multiple compression 2.2x 1.9x 1.7x 1.4x 1.5x NMF 0.6x 1.4x YTD Current Avg. 4.1x 2.3x 1.9x 2.2x 1.9x NMF 1.0x 1.8x Saturn

HIGHLY CONFIDENTIAL PRELIMINARY WORKING DRAFT FOR DISCUSSION – SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Houlihan Lokey 6% 21% 12% 10% 4% (6%) (17%) (62%) 44% 70% 63% 49% 46% 40% 33% 25% $457 $3,498 $2,634 $1,950 $404 $348 $294 $260 Enterprise Value(1) $267 $668 $6,918 ($76) $3,870 $491 $1,004 $3,889 Market Cap.(1) $360 $678 $3,941 $365 $3,204 $607 $1,117 $3,311 Digital Health Industry Benchmarking Operating Metrics Source: Capital IQ as of 10/6/2023, Wall Street research. Metrics <0 considered NM. Note: Saturn metrics based on Street consensus estimates; A refers to Actual; E refers to Estimated; Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, adjusted for certain non-recurring items. (1) Based on diluted shares. Based on closing prices as of 10/6/23. (2) Median excludes Saturn. 2023E Revenue & 2023E / 2024E Revenue Growth 2023E Gross Profit & Gross Margin 2023E Adj. EBITDA & Adj. EBITDA Margin 11 3% / 12% Saturn 12% / 7% 9% / 8% 44% / 20% 14% / 19% 26% / 27% 6% / 12% (6%) / 9% Saturn $199 $1,856 $219 $145 $185 $103 $1,169 $488 Saturn $26 $740 $310 $193 $11 ($26) ($60) ($162) Saturn Median(2): $404 12% / 12% Median(2): 4% / $11 ($ in millions, except per share data) Median(2): 46% / $219

HIGHLY CONFIDENTIAL PRELIMINARY WORKING DRAFT FOR DISCUSSION – SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Houlihan Lokey 0.5x 2.3x 1.9x 1.7x 1.5x 1.4x 1.4x (0.3x) Enterprise Value(1) $267 $668 $6,918 ($76) $3,870 $491 $1,004 $3,889 Market Cap.(1) $360 $678 $3,941 $365 $3,204 $607 $1,117 $3,311 YTD Share Perf. (45%) 5% (21%) (62%) (4%) (7%) (44%) (21%) Inst. Ownership 33% 75% 68% 42% 98% 91% 94% 75% Digital Health Industry Benchmarking Valuation Metrics EV / 2024E Revenue EV / 2024E Revenue / 2023E – 2024E Revenue Growth Source: Capital IQ as of 10/6/2023, Wall Street research. Metrics <0 considered NM. Note: Saturn metrics based on Street consensus estimates; A refers to Actual; E refers to Estimated; Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, adjusted for certain non-recurring items. (1) Based on diluted shares. Based on closing prices as of 10/6/23. (2) Median excludes Saturn. EV / 2024E EBITDA 12 Saturn Saturn Saturn Median(2): 1.5x Median(2): 0.11x Median(2): 14.8x Saturn EV / 2024E EBITDA Saturn 5.7x 59.0x 25.3x 14.8x 11.1x 8.4x NMF NMF Saturn 0.04x 0.28x 0.17x 0.12x 0.09x 0.08x 0.08x NMF

HIGHLY CONFIDENTIAL PRELIMINARY WORKING DRAFT FOR DISCUSSION – SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Page 1. Situation Overview 2 2. Summary of Proposals Received 4 3. Summary of Illustrative Financial Analysis 6 4. Process Considerations 13 5. Appendix 17

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# Process Considerations

A targeted process would provide control of process timing and dynamics, but also facilitate competition among key potential buyers

| | Broad Process | Targeted Process | Negotiated Sale |
|---|---|---|---|
| **Buyers** | ▪ Large group of qualified buyers | ▪ Select group of relevant and qualified buyers | ▪ One or a few strong and clearly identifiable buyers |
| **Confidentiality** | ▪ Process likely to become public | ▪ Contained | ▪ Highly contained |
| **Speed of Execution** | ▪ Seller has significant control of timing | ▪ Seller has significant control of timing | ▪ Seller has limited control of timing |
| **Advantages** | ▪ Maximizes competition<br>▪ Provides early insight into value perspectives, structure and issues<br>▪ Two-stage process limits access to sensitive information to "serious buyers" and eliminates "tire kickers" | ▪ Signals credible alternatives to buyers<br>▪ Provides flexibility in timing and buyer selection<br>▪ Limits disruption to business<br>▪ Can reduce risk of failed process<br>▪ Effectively managed process supports perception of broad auction and competition | ▪ Least disruptive to business<br>▪ Opportunity to capture preemptive value<br>▪ Greatest level of confidentiality<br>▪ Maximizes future alternatives if process is not successful |
| **Disadvantages** | ▪ Higher degree of operational disruption<br>▪ Some buyers may refuse to participate in auction<br>▪ Competitive sensitivity to broad dissemination of information | ▪ May omit certain potential buyers<br>▪ Can be more time consuming if several negotiations occur simultaneously<br>▪ Risk of disclosing confidential information to "tire kickers" | ▪ Most buyers will delay decision for as long as possible<br>▪ Risk of not receiving highest value<br>▪ Difficult to create competitive pressure<br>▪ Can be more management intensive |

Houlihan Lokey | 14

HIGHLY CONFIDENTIAL PRELIMINARY WORKING DRAFT FOR DISCUSSION – SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Houlihan Lokey Illustrative Process Timeline – For Discussion 15 Process Preparation: October Initial Due Diligence and Bids: October thru November Earnings Due Diligence + Negotiation: November thru Early December Sign / Announce: December Closing: Q1 2024 » Update virtual data room » Update diligence and presentation materials » Finalize list of potential counterparties » Contact selected counterparties, assess level of interest, sign NDAs » Open virtual data room and facilitate first phase of due diligence » Communicate process instructions » Following [Nov. 9] earnings, receive initial indications of interest from counterparties » Review proposals with Board; decide whether/how to move forward » Facilitate second phase of diligence » Saturn counsel to draft contract; distribute contract to counterparties » Receive firm indications of interest and contract markups from counterparties » Review proposals with Board; decide whether/how to move forward » Finalize negotiation » Finalize confirmatory diligence » Finalize Board review and approval » Sign contract » Announce transaction prior to holidays » HSR review » File proxy with SEC, address staff comments and complete SEC review » Shareholder outreach » Shareholder vote » Close transaction October November December SMTWT F S SMTWT F S SMTWT F S 1234567 1234 12 8 9 10 11 12 13 14 56789 10 11 3456789 15 16 17 18 19 20 21 12 13 14 15 16 17 18 10 11 12 13 14 15 16 22 23 24 25 26 27 28 19 20 21 22 23 24 25 17 18 19 20 21 22 23 29 30 31 26 27 28 29 30 24 25 26 27 28 29 30 31 » Given the extensive previous dialogue and process preparation, a targeted process could be designed to culminate in announcement of a transaction prior to year end, with the option to extend timing to culminate prior to Q1 earnings if sufficient interest from additional parties who require additional time to perform diligence

HIGHLY CONFIDENTIAL PRELIMINARY WORKING DRAFT FOR DISCUSSION – SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Houlihan Lokey New Mountain Capital Preliminary Potential Partners – For Discussion 16 Digital Health Health Plans Big Tech Financial Sponsors International Value-Based Care General Atlantic Warburg Pincus Great Hill Partners CD&R Marlin Equity TBD

HIGHLY CONFIDENTIAL PRELIMINARY WORKING DRAFT FOR DISCUSSION – SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Page 1. Situation Overview 2 2. Summary of Proposals Received 4 3. Summary of Illustrative Financial Analysis 6 4. Process Considerations 13 5. Appendix 17 Illustrative Discounted Cash Flow Analysis 18 Illustrative Take-Private Analysis 22 Illustrative Future Share Price Analysis 28 WACC Analysis, Market Backdrop, and Peer Benchmarking Analysis 30

HIGHLY CONFIDENTIAL PRELIMINARY WORKING DRAFT FOR DISCUSSION – SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Page 1. Situation Overview 2 2. Summary of Proposals Received 4 3. Summary of Illustrative Financial Analysis 6 4. Process Considerations 13 5. Appendix 17 Illustrative Discounted Cash Flow Analysis 18 Illustrative Take-Private Analysis 22 Illustrative Future Share Price Analysis 28 WACC Analysis, Market Backdrop, and Peer Benchmarking Analysis 30

# Illustrative Discounted Cash Flow Analysis – Terminal Multiple Method – 5% Growth Case

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*($ in millions, except per share data)*

## DCF Analysis (12/31/2023 Valuation Date)

| | Forecast | | | | |
|---|---|---|---|---|---|
| | 2024E | 2025E | 2026E | 2027E | 2028E |
| **Total Revenue** | $473 | $496 | $521 | $547 | $574 |
| *% Growth* | *5%* | *5%* | *5%* | *5%* | *5%* |
| **Adj. EBITDA** | $47 | $61 | $70 | $75 | $78 |
| *% Margin* | *10%* | *12%* | *14%* | *14%* | *14%* |
| **Unlevered Free Cash Flow** | | | | | |
| Adj. EBITDA | $47 | $61 | $70 | $75 | $78 |
| Less: Depreciation & Amortization | (51) | (45) | (43) | (43) | (43) |
| **EBIT** | ($4) | $16 | $27 | $32 | $35 |
| Less: Cash Taxes @ 29.2% | $0 | ($5) | ($8) | ($9) | ($10) |
| **NOPAT** | ($4) | $12 | $19 | $22 | $25 |
| Plus: Depreciation & Amortization | $51 | $45 | $43 | $43 | $43 |
| Less: Increase in Net Working Capital | (3) | (3) | (3) | (3) | (3) |
| Less: Capital Expenditures | (30) | (30) | (30) | (30) | (30) |
| **Unlevered Free Cash Flow** | $14 | $24 | $29 | $32 | $35 |
| *Discount Period* | *0.5* | *1.5* | *2.5* | *3.5* | *4.5* |
| **PV of Cash Flows @ 12.0% WACC** | $13 | $20 | $22 | $22 | $21 |

## Implied DCF Value Per Share

| Revenue Multiple Method | |
|---|---|
| **NPV of Cash Flows @ 12.0% WACC** | **$98** |
| Terminal Value @ Terminal Rev. Mult. of 1.0x | $603 |
| NPV of Terminal Value @ 12.0% WACC | $342 |
| NPV of NOLs @ Cost of Equity of 14.0%[1] | $56 |
| **Implied Enterprise Value** | **$497** |
| Plus: Net Cash (as of 12/31/2023E) | $110 |
| Less: Preferred Stock (as of 12/31/2023E) | (50) |
| Less: NCI (as of 12/31/2023E) | (0) |
| **Implied Equity Value** | **$556** |
| Diluted Shares Outstanding[2] | 405.6 |
| **Implied Share Price** | **$1.37** |
| *Implied Terminal Growth Rate* | *5.9%* |

## Implied DCF Value/Share Sensitivity Analysis

| | | WACC | | |
|---|---|---|---|---|
| | | 11.5% | 12.0% | 12.5% |
| Terminal NTM Revenue Multiple | 0.5x | $0.96 | $0.95 | $0.94 |
| | 1.0x | $1.39 | $1.37 | $1.35 |
| | 1.5x | $1.82 | $1.79 | $1.76 |

*Note: Analysis assumes valuation date of 12/31/2023. A refers to Actual; E refers to Estimated; Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, adjusted for certain non-recurring items. Projected net cash balance at 12/31/2023E based on management guidance as of 10/10/2023.*

*Source: Saturn management projections, Company filings, Wall Street research, Capital IQ as of 10/6/2023.*

*(1) Based on latest reported federal and state net operating loss carryforwards of approximately $372M and $325M, respectively, as of 12/31/2022, projected taxable income, and assumed statutory tax rates of 21% (federal) and 8.2% (state).*

*(2) Fully-diluted share count calculated using treasury stock method, based on publicly disclosed information as of 2Q 2023 10-Q (357.125M basic shares outstanding, 48.470M RSUs, and 101.779M options at a weighted average exercise price of $2.90).*

Houlihan Lokey 19

# Illustrative Discounted Cash Flow Analysis – Terminal Multiple Method – 9% Growth Case

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*($ in millions, except per share data)*

## DCF Analysis (12/31/2023 Valuation Date)

| | Forecast | | | | |
|---|---|---|---|---|---|
| | 2024E | 2025E | 2026E | 2027E | 2028E |
| **Total Revenue** | $497 | $542 | $590 | $644 | $702 |
| *% Growth* | *10%* | *9%* | *9%* | *9%* | *9%* |
| **Adj. EBITDA** | $55 | $67 | $80 | $88 | $96 |
| *% Margin* | *11%* | *12%* | *14%* | *14%* | *14%* |
| **Unlevered Free Cash Flow** | | | | | |
| Adj. EBITDA | $55 | $67 | $80 | $88 | $96 |
| Less: Depreciation & Amortization | (51) | (45) | (43) | (43) | (43) |
| **EBIT** | $4 | $22 | $37 | $45 | $53 |
| Less: Cash Taxes @ 29.2% | ($1) | ($6) | ($11) | ($13) | ($15) |
| **NOPAT** | $3 | $16 | $26 | $32 | $37 |
| Plus: Depreciation & Amortization | $51 | $45 | $43 | $43 | $43 |
| Less: Increase in Net Working Capital | (3) | (3) | (3) | (3) | (3) |
| Less: Capital Expenditures | (30) | (30) | (30) | (30) | (30) |
| **Unlevered Free Cash Flow** | $21 | $28 | $36 | $42 | $47 |
| *Discount Period* | *0.5* | *1.5* | *2.5* | *3.5* | *4.5* |
| **PV of Cash Flows @ 12.0% WACC** | $20 | $23 | $27 | $28 | $28 |

## Implied DCF Value Per Share

| Revenue Multiple Method | |
|---|---|
| **NPV of Cash Flows @ 12.0% WACC** | **$126** |
| Terminal Value @ Terminal Rev. Mult. of 1.0x | $765 |
| NPV of Terminal Value @ 12.0% WACC | $434 |
| NPV of NOLs @ Cost of Equity of 14.0%[1] | $67 |
| **Implied Enterprise Value** | **$628** |
| Plus: Net Cash (as of 12/31/2023E) | $110 |
| Less: Preferred Stock (as of 12/31/2023E) | (50) |
| Less: NCI (as of 12/31/2023E) | (0) |
| **Implied Equity Value** | **$687** |
| Diluted Shares Outstanding[2] | 405.6 |
| **Implied Share Price** | **$1.69** |
| *Implied Terminal Growth Rate* | *5.5%* |

## Implied DCF Value/Share Sensitivity Analysis

| | | WACC | | |
|---|---|---|---|---|
| | | 11.5% | 12.0% | 12.5% |
| Terminal NTM Revenue Multiple | 0.5x | $1.18 | $1.16 | $1.14 |
| | 1.0x | $1.72 | $1.69 | $1.67 |
| | 1.5x | $2.27 | $2.23 | $2.19 |

*Note: Analysis assumes valuation date of 12/31/2023. A refers to Actual; E refers to Estimated; Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, adjusted for certain non-recurring items. Projected net cash balance at 12/31/2023E based on management guidance as of 10/10/2023.*

*Source: Saturn management projections, Company filings, Wall Street research, Capital IQ as of 10/6/2023.*

*(1) Based on latest reported federal and state net operating loss carryforwards of approximately $372M and $325M, respectively, as of 12/31/2022, projected taxable income, and assumed statutory tax rates of 21% (federal) and 8.2% (state).*

*(2) Fully-diluted share count calculated using treasury stock method, based on publicly disclosed information as of 2Q 2023 10-Q (357.125M basic shares outstanding, 48.470M RSUs, and 101.779M options at a weighted average exercise price of $2.90).*

Houlihan Lokey 20

HIGHLY CONFIDENTIAL PRELIMINARY WORKING DRAFT FOR DISCUSSION – SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Houlihan Lokey Illustrative Preliminary Maximum Potential NOL Valuation 21 5% Growth Case 9% Growth Case ($ in millions, except per share data) Note: Analysis assumes valuation date of 12/31/2023. A refers to Actual; E refers to Estimated; Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, adjusted for certain non-recurring items. Source: Saturn management projections, Company filings, Wall Street research, Capital IQ as of 10/6/2023. NOL balances based on latest reported federal and state net operating loss. carryforwards of approximately $372M and $325M, respectively, as of 12/31/2022 and assumed statutory tax rates of 21% (federal) and 8.2% (state). NOLs generated in 1H 2023 are assumed to be equivalent to 1H 2023A GAAP EBT loss; NOLs generated in 2H 2023 based on Wall Street research estimates; NOL analysis is preliminary and subject to material change. NOL Schedule (Federal) @Close 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E Beginning Balance $372 $492 $496 $479 $452 $421 $385 $346 $303 $255 $203 $147 $85 $18 Plus: NOLs Generated 120 4 - - - - - - - - - - - - Less: NOL Usage - - (16) (27) (32) (35) (39) (43) (48) (52) (57) (62) (67) (18) Ending Balance $492 $496 $479 $452 $421 $385 $346 $303 $255 $203 $147 $85 $18 - Federal Tax Savings @ 21.0% Tax Rate - $3 $6 $7 $7 $8 $9 $10 $11 $12 $13 $14 $4 NOL Schedule (State) @Close 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E Beginning Balance $325 $445 $449 $432 $405 $374 $338 $299 $256 $208 $156 $100 $38 - Plus: NOLs Generated 120 4 - - - - - - - - - - - - Less: NOL Usage - - (16) (27) (32) (35) (39) (43) (48) (52) (57) (62) (38) - Ending Balance $445 $449 $432 $405 $374 $338 $299 $256 $208 $156 $100 $38 - - State Tax Savings @ 8.2% Tax Rate - $1 $2 $3 $3 $3 $4 $4 $4 $5 $5 $3 - Total Tax Savings - $5 $8 $9 $10 $11 $13 $14 $15 $17 $18 $17 $4 Discount Period 0.5 1.5 2.5 3.5 4.5 5.5 6.5 7.5 8.5 9.5 10.5 11.5 12.5 PV of Tax Savings @ 14.0% Cost of Equity - $4 $6 $6 $6 $6 $5 $5 $5 $5 $5 $4 $1 NPV of Tax Savings at 12/31/2023 $56 $56 NOL Schedule (Federal) @Close 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E Beginning Balance $372 $492 $488 $466 $429 $385 $332 $271 $200 $120 $28 - - - Plus: NOLs Generated $120 - - - - - - - - - - - - - Less: NOL Usage - (4) (22) (37) (45) (53) (61) (71) (81) (92) (28) - - - Ending Balance $492 $488 $466 $429 $385 $332 $271 $200 $120 $28 - - - - Federal Tax Savings @ 21.0% Tax Rate $1 $5 $8 $9 $11 $13 $15 $17 $19 $6 - - - NOL Schedule (State) @Close 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E Beginning Balance $325 $445 $441 $419 $382 $338 $285 $224 $153 $73 - - - - Plus: NOLs Generated $120 - - - - - - - - - - - - - Less: NOL Usage - (4) (22) (37) (45) (53) (61) (71) (81) (73) - - - - Ending Balance $445 $441 $419 $382 $338 $285 $224 $153 $73 - - - - - State Tax Savings @ 8.2% Tax Rate $0 $2 $3 $4 $4 $5 $6 $7 $6 - - - - Total Tax Savings $1 $6 $11 $13 $15 $18 $21 $24 $25 $6 $0 $0 $0 Discount Period 0.5 1.5 2.5 3.5 4.5 5.5 6.5 7.5 8.5 9.5 10.5 11.5 12.5 PV of Tax Savings @ 14.0% Cost of Equity $1 $5 $8 $8 $9 $9 $9 $9 $8 $2 $0 $0 $0 NPV of Tax Savings at 12/31/2023 $67

HIGHLY CONFIDENTIAL PRELIMINARY WORKING DRAFT FOR DISCUSSION – SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Page 1. Situation Overview 2 2. Summary of Proposals Received 4 3. Summary of Illustrative Financial Analysis 6 4. Process Considerations 13 5. Appendix 17 Illustrative Discounted Cash Flow Analysis 18 Illustrative Take-Private Analysis 22 Illustrative Future Share Price Analysis 28 WACC Analysis, Market Backdrop, and Peer Benchmarking Analysis 30

# Illustrative Take-Private Analysis – 5% Growth Case

HIGHLY CONFIDENTIAL
PRELIMINARY WORKING DRAFT
FOR DISCUSSION – SUBJECT TO CHANGE
FOR INFORMATIONAL PURPOSES ONLY

*($ in millions, except per share data)*

## Assumptions

- Illustrative purchase price per share of $0.85 (implying entry NTM revenue multiple of 0.6x, a 4% discount), 50% existing shareholder rollover, no synergies, and exit NTM revenue multiple of 1.0x
  - These assumptions are sensitized on the following page
- $50M Revolver @ SOFR + 350 bps and 2.0% OID
  - $10M drawn at closing; remains drawn as incentive for lender
- Transaction expenses totaling $20M
- Minimum cash balance of $50M
- Illustrative transaction closing date of 12/31/2023 and exit date of 12/31/2028

## Sources & Uses

| Sources | Amount | % |
|---|---|---|
| Existing Saturn BS Cash | $110 | 26.5% |
| Existing Shareholders Rollover Equity | $172 | 41.6% |
| External Equity Capital Required | $122 | 29.5% |
| New Revolver | $10 | 2.4% |
| **Total Sources** | **$415** | **100.0%** |

| Uses | Amount | % |
|---|---|---|
| Saturn Equity Purchase Price | $345 | 83.1% |
| Transaction Expenses | $20 | 4.8% |
| Minimum Cash Balance | $50 | 12.1% |
| **Total Uses** | **$415** | **100.0%** |

## Cash Flow Summary

| | Forecast | | | | |
|---|---|---|---|---|---|
| | 2024E | 2025E | 2026E | 2027E | 2028E |
| **Total Revenue** | **$473** | **$496** | **$521** | **$547** | **$574** |
| *Growth* | *5%* | *5%* | *5%* | *5%* | *5%* |
| **Adj. EBITDA** | **$47** | **$61** | **$70** | **$75** | **$78** |
| *Margin* | *10%* | *12%* | *14%* | *14%* | *14%* |
| Less: Depreciation & Amortization | (51) | (45) | (43) | (43) | (43) |
| Less: Interest | (1) | (1) | (1) | (1) | (1) |
| Less: Taxes @ 29.2% | - | (5) | (8) | (9) | (10) |
| Plus: § 382 NOL Savings[(1)] | - | 4 | 4 | 4 | 4 |
| Plus: Depreciation & Amortization | 51 | 45 | 43 | 43 | 43 |
| Less: Increase in Net Working Capital | (3) | (3) | (3) | (3) | (3) |
| Less: Capital Expenditures[(2)] | (30) | (30) | (30) | (30) | (30) |
| **Levered Free Cash Flow** | **$13** | **$27** | **$32** | **$35** | **$38** |
| Debt | 10 | 10 | 10 | 10 | 10 |
| Cash | 63 | 90 | 122 | 158 | 196 |

## Returns Analysis (12/31/28 Exit)

| | |
|---|---|
| Exit Revenue (2029E) | $603 |
| Exit NTM Multiple | 1.0x |
| **Exit Enterprise Value** | **$603** |
| Less: Debt | ($10) |
| Less: Preferred Stock | ($50) |
| Plus: Cash | $192 |
| **Exit Equity Value** | **$735** |
| **Sponsor Portion of Exit Equity Value** | **$305** |
| **IRR** | **20.0%** |
| **MOIC** | **2.5x** |

*Note: A refers to Actual; E refers to Estimated; Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, adjusted for certain non-recurring items.*
*Source: Saturn management projections, Company filings, Wall Street research, Capital IQ as of 10/6/2023.*
*(1) Based on latest reported federal and state net operating loss carryforwards of approximately $372M and $325M, respectively, as of 12/31/2022, projected taxable income, and assumed statutory tax rates of 21% (federal) and 8.2% (state). NOL utilization subject to Section 382 limitation upon change of control.*
*(2) Inclusive of capitalized software expenditures.*

Houlihan Lokey | 23

HIGHLY CONFIDENTIAL PRELIMINARY WORKING DRAFT FOR DISCUSSION – SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Houlihan Lokey Exit EV / NTM Revenue 0 0.5x 1.0x 1.5x Saturn $0.75 11.3% 23.7% 32.5% Purchase $1.00 4.0% 15.6% 23.9% Price Per $1.25 (1.1%) 10.0% 17.8% Share $1.50 (4.9%) 5.6% 13.2% $1.75 (8.1%) 2.2% 9.5% Illustrative Take-Private Analysis – 5% Growth Case (cont’d) (1) Note: A refers to Actual; E refers to Estimated; Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, adjusted for certain non-recurring items. 24 Implied Purchase Price Per Share (@ $0 Run-Rate EBITDA Synergy) Implied IRR (@ $0 Run-Rate EBITDA Synergy) Ability-to-Pay Sensitivity Returns Sensitivity Implied Purchase Price Per Share (@ Target IRR of 20.0%) Implied IRR (@ $0.85 Purchase Price Per Share) ($ in millions, except per share data) Exit EV / NTM Revenue 0 0.5x 1.0x 1.5x $0.0 8.0% 20.0% 28.6% Run-Rate $5.0 9.6% 21.7% 30.3% EBITDA $10.0 11.1% 23.2% 31.9% Synergy $15.0 12.5% 24.6% 33.4% $20.0 13.8% 26.0% 34.8% Exit EV / NTM Revenue 1 0.5x 1.0x 1.5x $0.0 $0.55 $0.85 $1.15 Run-Rate $5.0 $0.58 $0.90 $1.22 EBITDA $10.0 $0.62 $0.95 $1.29 Synergy $15.0 $0.65 $1.00 $1.35 $20.0 $0.68 $1.05 $1.42 Exit EV / NTM Revenue 1 0.5x 1.0x 1.5x 20.0% $0.55 $0.85 $1.15 Target 22.5% $0.51 $0.78 $1.05 IRR % 25.0% $0.47 $0.72 $0.96 27.5% $0.44 $0.66 $0.88 30.0% $0.41 $0.61 $0.81

# Illustrative Take-Private Analysis – 9% Growth Case

HIGHLY CONFIDENTIAL
PRELIMINARY WORKING DRAFT
FOR DISCUSSION – SUBJECT TO CHANGE
FOR INFORMATIONAL PURPOSES ONLY

*($ in millions, except per share data)*

## Assumptions

- Illustrative purchase price per share of $1.05 (implying entry NTM revenue multiple of 0.7x, a 18% premium), 50% existing shareholder rollover, no synergies, and exit NTM revenue multiple of 1.0x
  - These assumptions are sensitized on the following page
- $50M Revolver @ SOFR + 350 bps and 2.0% OID
  - $10M drawn at closing; remains drawn as incentive for lender
- Transaction expenses totaling $20M
- Minimum cash balance of $50M
- Illustrative transaction closing date of 12/31/2023 and exit date of 12/31/2028

## Cash Flow Summary

| | Forecast | | | | |
|---|---|---|---|---|---|
| | 2024E | 2025E | 2026E | 2027E | 2028E |
| **Total Revenue** | **$497** | **$542** | **$590** | **$644** | **$702** |
| *Growth* | *10%* | *9%* | *9%* | *9%* | *9%* |
| **Adj. EBITDA** | **$55** | **$67** | **$80** | **$88** | **$96** |
| *Margin* | *11%* | *12%* | *14%* | *14%* | *14%* |
| Less: Depreciation & Amortization | (51) | (45) | (43) | (43) | (43) |
| Less: Interest | (1) | (1) | (1) | (1) | (1) |
| Less: Taxes @ 29.2% | (1) | (6) | (11) | (13) | (15) |
| Plus: § 382 NOL Savings[1] | 1 | 4 | 4 | 4 | 4 |
| Plus: Depreciation & Amortization | 51 | 45 | 43 | 43 | 43 |
| Less: Increase in Net Working Capital | (3) | (3) | (3) | (3) | (3) |
| Less: Capital Expenditures[2] | (30) | (30) | (30) | (30) | (30) |
| **Levered Free Cash Flow** | **$21** | **$32** | **$40** | **$46** | **$51** |
| Debt | 10 | 10 | 10 | 10 | 10 |
| Cash | 71 | 103 | 143 | 188 | 239 |

## Sources & Uses

| Sources | Amount | % |
|---|---|---|
| Existing Saturn BS Cash | $110 | 22.2% |
| Existing Shareholders Rollover Equity | $213 | 42.9% |
| External Equity Capital Required | $163 | 32.9% |
| New Revolver | $10 | 2.0% |
| **Total Sources** | **$496** | **100.0%** |

| Uses | Amount | % |
|---|---|---|
| Saturn Equity Purchase Price | $426 | 85.9% |
| Transaction Expenses | $20 | 4.0% |
| Minimum Cash Balance | $50 | 10.1% |
| **Total Uses** | **$496** | **100.0%** |

## Returns Analysis (12/31/28 Exit)

| | |
|---|---|
| Exit Revenue (2029E) | $765 |
| Exit NTM Multiple | 1.0x |
| **Exit Enterprise Value** | **$765** |
| Less: Debt | ($10) |
| Less: Preferred Stock | ($50) |
| Plus: Cash | $235 |
| **Exit Equity Value** | **$939** |
| **Sponsor Portion of Exit Equity Value** | **$407** |
| **IRR** | **20.1%** |
| **MOIC** | **2.5x** |

*Note: A refers to Actual; E refers to Estimated; Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, adjusted for certain non-recurring items.*
*Source: Saturn management projections, Company filings, Wall Street research, Capital IQ as of 10/6/2023.*
*(1) Based on latest reported federal and state net operating loss carryforwards of approximately $372M and $325M, respectively, as of 12/31/2022, projected taxable income, and assumed statutory tax rates of 21% (federal) and 8.2% (state). NOL utilization subject to Section 382 limitation upon change of control.*
*(2) Inclusive of capitalized software expenditures.*

Houlihan Lokey 25

HIGHLY CONFIDENTIAL PRELIMINARY WORKING DRAFT FOR DISCUSSION – SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Houlihan Lokey Illustrative Take-Private Analysis – 9% Growth Case (cont’d) Note: A refers to Actual; E refers to Estimated; Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, adjusted for certain non-recurring items. 26 Ability-to-Pay Sensitivity Returns Sensitivity ($ in millions, except per share data) (1) Implied Purchase Price Per Share (@ $0 Run-Rate EBITDA Synergy) Implied IRR (@ $0 Run-Rate EBITDA Synergy) Implied Purchase Price Per Share (@ Target IRR of 20.1%) Implied IRR (@ $1.05 Purchase Price Per Share) Exit EV / NTM Revenue 0 0.5x 1.0x 1.5x Saturn $1.00 9.4% 21.4% 30.0% Purchase $1.25 4.0% 15.5% 23.7% Price Per $1.50 (0.1%) 11.0% 18.8% Share $1.85 (4.5%) 6.0% 13.5% $2.00 (6.1%) 4.3% 11.7% Exit EV / NTM Revenue 0 0.5x 1.0x 1.5x $0.0 8.2% 20.1% 28.6% Run-Rate $5.0 9.4% 21.4% 29.9% EBITDA $10.0 10.6% 22.6% 31.2% Synergy $15.0 11.6% 23.7% 32.4% $20.0 12.7% 24.8% 33.5% Exit EV / NTM Revenue 1 0.5x 1.0x 1.5x $0.0 $0.67 $1.05 $1.43 Run-Rate $5.0 $0.70 $1.10 $1.50 EBITDA $10.0 $0.74 $1.15 $1.56 Synergy $15.0 $0.77 $1.20 $1.63 $20.0 $0.80 $1.25 $1.70 Exit EV / NTM Revenue 1 0.5x 1.0x 1.5x 20.0% $0.67 $1.05 $1.43 Target 22.5% $0.62 $0.96 $1.30 IRR % 25.0% $0.57 $0.88 $1.19 27.5% $0.53 $0.81 $1.09 30.0% $0.49 $0.75 $1.00

HIGHLY CONFIDENTIAL PRELIMINARY WORKING DRAFT FOR DISCUSSION – SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Houlihan Lokey Illustrative Preliminary NOL Detail (LBO Analysis) 27 5% Growth Case NOL Schedule and Annual Limitation Calculation 9% Growth Case NOL Schedule and Annual Limitation Calculation ($ in millions, except per share data) Note: Analysis assumes valuation date of 12/31/2023. A refers to Actual; E refers to Estimated; Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, adjusted for certain non-recurring items. Source: Saturn management projections, Company filings, Wall Street research, Capital IQ as of 10/6/2023. NOL balances based on latest reported federal and state net operating loss. carryforwards of approximately $372M and $325M, respectively, as of 12/31/2022 and assumed statutory tax rates of 21% (federal) and 8.2% (state). NOLs generated in 1H 2023 are assumed to be equivalent to 1H 2023A GAAP EBT loss; NOLs generated in 2H 2023 based on Wall Street research estimates; NOL analysis is preliminary and subject to material change. @ Close 2024E 2025E 2026E 2027E 2028E Federal Balance Beginning Balance $372 $492 $497 $488 $479 $470 Plus: NOLs Generated 120 5 - - - - Less: NOL Usage - - (9) (9) (9) (9) Ending Balance $497 $492 $488 $479 $470 $461 Federal Tax Savings @ 21.0% Tax Rate - $2 $2 $2 $2 State Balance Beginning Balance $325 $445 $450 $441 $432 $423 Plus: NOLs Generated 120 5 - - - - Less: NOL Usage - - (9) (9) (9) (9) Ending Balance $450 $445 $441 $432 $423 $414 State Tax Savings @ 8.2% Tax Rate - $1 $1 $1 $1 Total Tax Savings - $3 $3 $3 $3 Equity Purchase Price $345 Section 382 Annual NOL Limitation 2.6% Annual NOL Limitation for LBO Analysis $9 @ Close 2024E 2025E 2026E 2027E 2028E Federal Balance Beginning Balance $372 $492 $489 $478 $467 $456 Plus: NOLs Generated 120 - - - - - Less: NOL Usage - (3) (11) (11) (11) (11) Ending Balance $489 $492 $478 $467 $456 $445 Federal Tax Savings @ 21.0% Tax Rate $1 $2 $2 $2 $2 State Balance Beginning Balance $325 $445 $442 $431 $420 $409 Plus: NOLs Generated 120 - - - - - Less: NOL Usage - (3) (11) (11) (11) (11) Ending Balance $442 $445 $431 $420 $409 $398 State Tax Savings @ 8.2% Tax Rate $0 $1 $1 $1 $1 Total Tax Savings $1 $3 $3 $3 $3 Equity Purchase Price $426 Section 382 Annual NOL Limitation 2.6% Annual NOL Limitation for LBO Analysis $11

HIGHLY CONFIDENTIAL PRELIMINARY WORKING DRAFT FOR DISCUSSION – SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Page 1. Situation Overview 2 2. Summary of Proposals Received 4 3. Summary of Illustrative Financial Analysis 6 4. Process Considerations 13 5. Appendix 17 Illustrative Discounted Cash Flow Analysis 18 Illustrative Take-Private Analysis 22 Illustrative Future Share Price Analysis 28 WACC Analysis, Market Backdrop, and Peer Benchmarking Analysis 30

HIGHLY CONFIDENTIAL PRELIMINARY WORKING DRAFT FOR DISCUSSION – SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Houlihan Lokey Illustrative Future Share Price Analysis 29 ($ and shares in millions, except per share data) Source: Saturn management projections, Company filings, Wall Street research, Capital IQ as of 10/6/2023. Note: Fully-diluted share count calculated using treasury stock method, based on publicly disclosed information as of 2Q 2023 10-Q (357.125M basic shares outstanding, 48.470M RSUs, and 101.779M options at a weighted average exercise price of $2.90). 5% Growth Case 9% Growth Case Current Forward Revenue Multiple (0.6x) 12/31/2023 12/31/2024 12/31/2025 12/31/2026 12/31/2027 12/31/2028 12/31/2023 12/31/2024 12/31/2025 12/31/2026 12/31/2027 12/31/2028 Forward Revenue $473 $496 $521 $547 $574 $603 $497 $542 $590 $644 $702 $765 Forward Revenue Multiple 0.6x 0.6x 0.6x 0.6x 0.6x 0.6x 0.6x 0.6x 0.6x 0.6x 0.6x 0.6x Implied TEV $294 $309 $325 $341 $358 $376 $310 $338 $368 $401 $437 $476 (+) Cash $110.0 $124.3 $152.6 $190.0 $231.5 $276.7 $110.0 $132.0 $165.9 $212.7 $267.4 $329.9 (-) NCI ($0.4) ($0.4) ($0.4) ($0.4) ($0.4) ($0.4) ($0.4) ($0.4) ($0.4) ($0.4) ($0.4) ($0.4) (-) Preferred Stock ($50.0) ($50.0) ($50.0) ($50.0) ($50.0) ($50.0) ($50.0) ($50.0) ($50.0) ($50.0) ($50.0) ($50.0) (-) Debt $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 Implied Total Equity Value $354 $383 $427 $480 $539 $602 $369 $419 $483 $563 $654 $756 FDSO 405.6 405.6 405.6 405.6 405.6 405.6 405.6 405.6 405.6 405.6 405.6 405.6 Implied Future Share Price $0.87 $0.94 $1.05 $1.18 $1.33 $1.48 $0.91 $1.03 $1.19 $1.39 $1.61 $1.86 PV of Future Share Price at Dec-23 $0.87 $0.83 $0.81 $0.80 $0.79 $0.77 $0.91 $0.91 $0.92 $0.94 $0.96 $0.97 Forward Revenue Multiple (1.0x) 12/31/2023 12/31/2024 12/31/2025 12/31/2026 12/31/2027 12/31/2028 12/31/2023 12/31/2024 12/31/2025 12/31/2026 12/31/2027 12/31/2028 Forward Revenue $473 $496 $521 $547 $574 $603 $497 $542 $590 $644 $702 $765 Forward Revenue Multiple 1.0x 1.0x 1.0x 1.0x 1.0x 1.0x 1.0x 1.0x 1.0x 1.0x 1.0x 1.0x Implied TEV $473 $496 $521 $547 $574 $603 $497 $542 $590 $644 $702 $765 (+) Cash $110.0 $124.3 $152.6 $190.0 $231.5 $276.7 $110.0 $132.0 $165.9 $212.7 $267.4 $329.9 (-) NCI ($0.4) ($0.4) ($0.4) ($0.4) ($0.4) ($0.4) ($0.4) ($0.4) ($0.4) ($0.4) ($0.4) ($0.4) (-) Preferred Stock ($50.0) ($50.0) ($50.0) ($50.0) ($50.0) ($50.0) ($50.0) ($50.0) ($50.0) ($50.0) ($50.0) ($50.0) (-) Debt $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 Implied Total Equity Value $532 $570 $623 $687 $755 $829 $557 $623 $706 $806 $919 $1,044 FDSO 405.6 405.6 405.6 405.6 405.6 405.6 405.6 405.6 405.6 405.6 405.6 405.6 Implied Future Share Price $1.31 $1.41 $1.54 $1.69 $1.86 $2.04 $1.37 $1.54 $1.74 $1.99 $2.26 $2.57 PV of Future Share Price at Dec-23 $1.31 $1.23 $1.18 $1.14 $1.10 $1.06 $1.37 $1.35 $1.34 $1.34 $1.34 $1.34 Forward Revenue Multiple (1.5x) 12/31/2023 12/31/2024 12/31/2025 12/31/2026 12/31/2027 12/31/2028 12/31/2023 12/31/2024 12/31/2025 12/31/2026 12/31/2027 12/31/2028 Forward Revenue $473 $496 $521 $547 $574 $603 $497 $542 $590 $644 $702 $765 Forward Revenue Multiple 1.5x 1.5x 1.5x 1.5x 1.5x 1.5x 1.5x 1.5x 1.5x 1.5x 1.5x 1.5x Implied TEV $709 $744 $781 $820 $861 $905 $746 $813 $886 $965 $1,052 $1,147 (+) Cash $110.0 $124.3 $152.6 $190.0 $231.5 $276.7 $110.0 $132.0 $165.9 $212.7 $267.4 $329.9 (-) NCI ($0.4) ($0.4) ($0.4) ($0.4) ($0.4) ($0.4) ($0.4) ($0.4) ($0.4) ($0.4) ($0.4) ($0.4) (-) Preferred Stock ($50.0) ($50.0) ($50.0) ($50.0) ($50.0) ($50.0) ($50.0) ($50.0) ($50.0) ($50.0) ($50.0) ($50.0) (-) Debt $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 Implied Total Equity Value $768 $818 $884 $960 $1,043 $1,131 $805 $894 $1,001 $1,128 $1,269 $1,427 FDSO 405.6 405.6 405.6 405.6 405.6 405.6 405.6 405.6 405.6 405.6 411.7 420.4 Implied Future Share Price $1.89 $2.02 $2.18 $2.37 $2.57 $2.79 $1.99 $2.20 $2.47 $2.78 $3.08 $3.39 PV of Future Share Price at Dec-23 $1.89 $1.77 $1.68 $1.60 $1.52 $1.45 $1.99 $1.93 $1.90 $1.88 $1.83 $1.76

HIGHLY CONFIDENTIAL PRELIMINARY WORKING DRAFT FOR DISCUSSION – SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Page 1. Situation Overview 2 2. Summary of Proposals Received 4 3. Summary of Illustrative Financial Analysis 6 4. Process Considerations 13 5. Appendix 17 Illustrative Discounted Cash Flow Analysis 18 Illustrative Take-Private Analysis 22 Illustrative Future Share Price Analysis 28 WACC Analysis, Market Backdrop, and Peer Benchmarking Analysis 30

# Illustrative WACC Analysis

HIGHLY CONFIDENTIAL
PRELIMINARY WORKING DRAFT
FOR DISCUSSION – SUBJECT TO CHANGE
FOR INFORMATIONAL PURPOSES ONLY

| Selected Company | Total Debt to Total Cap [1] [2] | Dd to Total Cap [1] [3] | Dnd to Total Cap [1] [4] | Total Debt to Equity Market Value [2] [5] | Dd to Equity Market Value [3] [5] | Dnd to Equity Market Value [4] [5] | Pfd. Stock to Total Cap [1] [6] | Equity Market Value to Total Cap [1] [5] | Pfd. Stock to Equity Market Value [5] [6] |
|---|---|---|---|---|---|---|---|---|---|
| Accolade, Inc. | 29.5% | 0.0% | 29.5% | 41.8% | 0.0% | 41.8% | 0.0% | 70.5% | 0.0% |
| Alight, Inc. | 41.6% | 37.1% | 4.5% | 71.3% | 63.6% | 7.7% | 0.0% | 58.4% | 0.0% |
| American Well Corporation | 0.0% | 0.0% | 0.0% | 0.0% | 0.0% | 0.0% | 0.0% | 100.0% | 0.0% |
| Evolent Health, Inc. | 15.8% | 14.6% | 1.2% | 19.8% | 18.3% | 1.4% | 4.4% | 79.9% | 5.5% |
| Health Catalyst, Inc. | 27.2% | 1.5% | 25.7% | 37.4% | 2.1% | 35.4% | 0.0% | 72.8% | 0.0% |
| Phreesia, Inc. | 1.3% | 0.0% | 1.3% | 1.4% | 0.0% | 1.4% | 0.0% | 98.7% | 0.0% |
| Teladoc Health, Inc. | 31.7% | 21.1% | 10.6% | 46.4% | 30.9% | 15.5% | 0.0% | 68.3% | 0.0% |
| Median | 27.2% | 1.5% | 4.5% | 37.4% | 2.1% | 7.7% | 0.0% | 72.8% | 0.0% |
| Mean | 21.0% | 10.6% | 10.4% | 31.1% | 16.4% | 14.7% | 0.6% | 78.4% | 0.8% |

| Selected Company | Levered Beta [7] | Unlevered Beta [8] | Equity Risk Premium [9] | Size Premium [10] | Cost of Equity [11] | Cost of Debt [12] | Cost of Pfd. Stock [13] | WACC |
|---|---|---|---|---|---|---|---|---|
| Accolade, Inc. | 2.20 | 1.55 | 5.75% | 1.18% | 19.0% | 9.2% | NA | 16.1% |
| Alight, Inc. | 1.10 | 0.71 | 5.75% | 0.58% | 12.0% | 8.2% | NA | 9.6% |
| American Well Corporation | 1.74 | 1.74 | 5.75% | 2.15% | 17.3% | NA | NA | 17.3% |
| Evolent Health, Inc. | 1.26 | 1.04 | 5.75% | 0.93% | 13.3% | 8.1% | 11.3% | 12.1% |
| Health Catalyst, Inc. | 1.06 | 0.78 | 5.75% | 1.18% | 12.4% | 6.1% | NA | 10.7% |
| Phreesia, Inc. | 1.17 | 1.15 | 5.75% | 1.37% | 13.2% | 7.1% | NA | 13.1% |
| Teladoc Health, Inc. | 1.23 | 0.89 | 5.75% | 0.93% | 13.1% | 7.9% | NA | 11.0% |
| Median | 1.23 | 1.04 | | | 13.2% | 8.0% | 11.3% | 12.1% |
| Mean | 1.39 | 1.12 | | | 14.3% | 7.8% | 11.3% | 12.9% |

*Source: Company filings, Capital IQ as of 10/6/2023, Bloomberg, Wall Street research, 2022 Duff & Phelps Valuation Handbook.*
*Notes: No company used in this calculation for comparative purposes is identical to the Company; NA refers to not available.*
*(1) Total Cap refers to total capitalization, which equals Equity Market Value + Total Debt + Pfd. Stock.*
*(2) Total Debt refers to total debt amount based on most recent public filings as of 10/6/23.*
*(3) Dd refers to Implied Tax-Deductible Debt, which equals the lesser of (a) 30% of Adjusted Taxable Income/Cost of Debt, or (b) Total Debt; LTM Adjusted EBITDA based on most recent public filings as of 10/6/23, is assumed to be a valid proxy for Adjusted Taxable Income for the selected companies.*
*(4) Dnd refers to Implied Non-Tax-Deductible Debt, which equals Total Debt minus Dd.*
*(5) Equity Market Value based on closing price on 10/6/23 and on diluted shares as of 10/6/23.*
*(6) Pfd. Stock refers to preferred stock, which is the amount as stated in most recent public filings as of 10/6/23.*
*(7) Based on actual levered beta per Bloomberg 5-year weekly as of 10/6/23.*
*(8) Unlevered Beta = Levered Beta/(1 + ((1 – tax rate) * Dd to Equity Market Value) + (Dnd to Equity Market Value) + (Pfd. Stock to Equity Market Value)).*
*(9) Based on review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply-side and demand-side models and other materials.*
*(10) Kroll Cost of Capital Navigator ("Navigator").*
*(11) Cost of Equity = Risk-Free Rate of Return + (Levered Beta * Equity Risk Premium) + Size Premium. Risk-Free Rate of Return as of 10/6/23, based on 20-year U.S. Treasury Bond Yield.*
*(12) Based on selected company weighted average interest rate per most recent public filings, unless the selected company has publicly traded debt, in which case the cost of debt is based on the market-based yield to worst for such securities as of 10/6/23.*
*(13) Based on selected company weighted average preferred dividend per most recent public filings 10/6/23.*

Houlihan Lokey | 31

# Illustrative WACC Analysis *(cont'd)*

HIGHLY CONFIDENTIAL
PRELIMINARY WORKING DRAFT
FOR DISCUSSION – SUBJECT TO CHANGE
FOR INFORMATIONAL PURPOSES ONLY

*($ in millions, except per share data)*

| Market Assumptions | |
|---|---|
| Risk-Free Rate of Return [1] | 5.13% |
| Equity Risk Premium [2] | 5.75% |
| Size Premium [3] | 1.18% |
| Tax Rate [4] | 26.00% |

| Capital Structure Assumptions | |
|---|---|
| Sharecare, Inc. Adjusted Taxable Income [5] | $17.7 |
| Sharecare, Inc. Total Debt [6] | $0.4 |
| Sharecare, Inc. Dd [7] | $0.4 |
| Sharecare, Inc. Dnd [8] | $0.0 |
| Total Debt to Total Capitalization [9] | 27.2% |
| Dd to Total Capitalization [10] | 27.2% |
| Dnd to Total Capitalization [10] | 0.0% |
| Total Debt to Equity Market Value | 37.4% |
| Dd to Equity Market Value [10] | 37.4% |
| Dnd to Equity Market Value [10] | 0.0% |
| Preferred Stock to Total Capitalization [9] | 0.0% |
| Equity Market Value to Total Capitalization [9] | 72.8% |
| Preferred Stock to Equity Market Value | 0.0% |
| Cost of Debt [9] | 8.0% |
| Cost of Preferred Stock [9] | 11.3% |

| Cost of Equity for Computed WACC | |
|---|---|
| Selected Unlevered Beta [11] | 1.04 |
| Computed Levered Beta [12] | 1.33 |
| Cost of Equity [13] | 14.0% |

| | | | |
|---|---|---|---|
| Computed Weighted Average Cost of Capital | | 11.8% | |
| **Selected Weighted Average Cost of Capital Range** | **11.5%** | **--** | **12.5%** |

*Source: Company filings, Capital IQ as of 10/6/2023, Bloomberg, Wall Street research, 2022 Duff & Phelps Valuation Handbook.*

*(1) Risk-Free Rate of Return as of 10/6/23, based on 20-year U.S. Treasury Bond Yield.*

*(2) Based on a review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials.*

*(3) Navigator.*

*(4) Forward tax rate, per Company management.*

*(5) Sharecare, Inc. LTM EBITDA is assumed to be a valid proxy for Sharecare, Inc. Adjusted Taxable Income.*

*(6) Sharecare, Inc. Total Debt refers to total debt amount of Sharecare, Inc. as of 10/6/23.*

*(7) Sharecare, Inc. Dd refers to Implied Tax-Deductible Debt of Sharecare, Inc., which equals the lesser of (a) 30% of Sharecare, Inc. Adjusted Taxable Income/Cost of Debt, or (b) Sharecare, Inc. Total Debt. Based on Capital Structure Assumptions.*

*(8) Sharecare, Inc. Dnd refers to Implied Non-Tax-Deductible Debt of Sharecare, Inc., which equals Sharecare, Inc. Total Debt minus Sharecare, Inc. Dd.*

*(9) Based on review of corresponding metrics of selected companies listed on previous page.*

*(10) Based on the Company's Dd and Dnd and the Capital Structure Assumptions regarding Total Debt to Total Capitalization and Equity Market Value to Total Capitalization.*

*(11) Based on review of selected companies' unlevered betas listed on previous page.*

*(12) Computed Levered Beta = Selected Unlevered Beta * (1 + ((1 – Tax Rate) * Dd to Equity Market Value) + (Dnd to Equity Market Value) + (Preferred Stock to Equity Market Value)); based on Market and Capital Structure Assumptions.*

*(13) Cost of Equity = Risk-Free Rate of Return + (Computed Levered Beta * Equity Risk Premium) + Size Premium. Based on Market Assumptions.*

Houlihan Lokey | 32

# Digital Health Industry Benchmarking

HIGHLY CONFIDENTIAL
PRELIMINARY WORKING DRAFT
FOR DISCUSSION – SUBJECT TO CHANGE
FOR INFORMATIONAL PURPOSES ONLY

*($ in millions, except per share data)*

| | | | | | | | | | | Operating Metrics | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | Stock Price [2] | Equity | Enterprise | EV / Revenue [1] | | EV / Revenue / Growth [1] | | EV / EBITDA [1] | | Revenue Growth | | GM | EBITDA Margin | Debt / |
| Company | 10/6/2023 | Value [2] [3] | Value [2] [3] | CY23E [4] | CY24E [4] | CY23E [4] | CY24E [4] | CY23E [4] | CY24E [4] | 23E / 22A | 24E / 23E | CY23E | CY23E | 23E EBITDA |
| **Select Companies** | | | | | | | | | | | | | | |
| Accolade, Inc. | $8.20 | $678 | $668 | 1.7x | 1.4x | 0.12x | 0.08x | NMF | 59.0x | 14% | 19% | 46% | (6%) | NMF |
| Alight, Inc. | $6.59 | $3,941 | $6,918 | 2.0x | 1.9x | 0.17x | 0.28x | 9.4x | 8.4x | 12% | 7% | 33% | 21% | 3.8x |
| American Well Corporation | $1.08 | $365 | -$76 | (0.3x) | (0.3x) | NMF | NMF | NMF | NMF | (6%) | 9% | 40% | (62%) | NMF |
| Evolent Health, Inc. | $26.98 | $3,204 | $3,870 | 2.0x | 1.7x | 0.04x | 0.09x | 20.1x | 14.8x | 44% | 20% | 25% | 10% | 3.3x |
| Health Catalyst, Inc. | $9.85 | $607 | $491 | 1.7x | 1.5x | 0.26x | 0.12x | 44.4x | 25.3x | 6% | 12% | 49% | 4% | 20.6x |
| Phreesia, Inc. | $18.26 | $1,117 | $1,004 | 2.9x | 2.3x | 0.11x | 0.08x | NMF | NMF | 26% | 27% | 63% | (17%) | NMF |
| Teladoc Health, Inc. | $18.70 | $3,311 | $3,889 | 1.5x | 1.4x | 0.16x | 0.17x | 12.5x | 11.1x | 9% | 8% | 70% | 12% | 5.0x |
| | | | **Select Companies** | | | | | | | | | | | |
| | | | 25th Percentile: | 1.5x | 1.4x | 0.09x | 0.08x | 10.1x | 9.7x | 6% | 8% | 33% | (17%) | 3.4x |
| | | | Mean: | 1.6x | 1.4x | 0.14x | 0.14x | 21.6x | 23.7x | 15% | 14% | 47% | (6%) | 8.2x |
| | | | Median: | 1.7x | 1.5x | 0.14x | 0.11x | 16.3x | 14.8x | 12% | 12% | 46% | 4% | 4.4x |
| | | | 75th Percentile: | 2.0x | 1.9x | 0.19x | 0.20x | 38.4x | 42.1x | 26% | 20% | 63% | 12% | 16.7x |
| Saturn | $0.89 | $360 | $267 | 0.6x | 0.5x | 0.17x | 0.04x | 10.2x | 5.7x | 3% | 12% | 44% | 6% | 0.0x |

*Based on Street consensus estimates*

*Note: A refers to Actual; E refers to Estimated; Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, adjusted for certain non-recurring items; NMF refers to not meaningful figure.*

*Source: Company filings, Capital IQ as of 10/6/2023, Management projections, Wall Street research. Multiples <0x or >100x considered NMF.*

*(1) Enterprise Value equals equity market value + debt outstanding + preferred stock + minority interests – cash and cash equivalents.*

*(2) Based on closing prices as of 10/6/23.*

*(3) Based on diluted shares.*

*(4) Multiples based on forward looking financial information have been calendarized to the Company's fiscal year end of December 31st.*

Houlihan Lokey | 33

HIGHLY CONFIDENTIAL PRELIMINARY WORKING DRAFT FOR DISCUSSION – SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Houlihan Lokey -1.0x 1.0x 3.0x 5.0x 7.0x 9.0x 11.0x 13.0x 15.0x Nextech Systems Net Assets of Allscripts Hospitals and Large Physician Practices Business Segment Sentry Data Systems, Inc. e-MDs, Inc. eSolutions, Inc. athenahealth, Inc. Intermedix Corporation CorEvitas Syneos Health UDG Healthcare Limited Cerner Enviza LLC Cello Health plc (nka:Cello Health Limited) Huntsworth plc (nka:Huntsworth Limited) EV / Revenue LTM Median: 3.4x NFY Median: 4.2x Enterprise Transactions (EV / Revenue) Target Acquirer Date Jun-23 May-23 Feb-23 Nov-22 Sep-22 Jul-22 Jun-22 Apr-22 Feb-22 Jan-22 Jun-21 Apr-21 Jan-21 Dec-20 Oct-20 Apr-19 Jun-18 Jul-17 Jun-17 EV ($M) NA NA $10,825 $613 $7,595 $3,673 $2,140 $1,940 $360 $304 $1,998 $380 $7,471 $3,399 $690 $1,289 $4,889 $2,689 $440 EV / EBITDA (LTM / NFY) NA / NA NA / NA NMF / NMF 34.2x / NA 57.0x / 34.0x NMF / NA 15.8x / 14.0x 12.8x / 11.9x NMF / NMF NMF / 77.6x NA / NA NA / NA 17.1x / NA 27.5x / 19.0x 13.8x / NA 13.4x / 9.6x 16.5x / 14.2x 13.6x / NA 55.2x / NA EBITDA Margin (LTM / NFY) NA / NA NA / NA NMF / NMF 7.2% / NA 15.8% / 23.8% NA / NA 17.1% / 18.7% 30.2% / 29.0% NA / NA NA / 2.8% NA / NA NA / NA 16.1% / NA 19.2% / 26.3% 35.7% / NA 20.7% / 28.0% 40.1% / 43.5% 27.9% / NA 8.1% / NA LTM (Median: 3.9x) NFY (Median: 3.4x) EV / Revenue Provider Transactions (EV / Revenue) Life Sciences Transactions (EV / Revenue) EV / Revenue LTM Median: 1.6x NFY Median: 1.9x Select Industry Transactions 34 Jan 21 Target Acquirer Date Jul-23 Mar-22 Jun-21 Nov-20 Aug-20 Nov-18 Feb-18 Jul-23 May-23 May-21 Dec-20 Jul-20 Mar-20 EV ($M) $1,400 $670 $400 $230 $1,350 $5,649 $460 $913 $7,122 $3,881 $375 $220 $670 EV / EBITDA (LTM / NFY) NA / NA 4.6x / NA 17.4x / NA 16.2x / NA 20.0x / NA 16.8x / 15.4x 9.6x / NA NA / NA 9.9x / 10.2x 18.8x / 16.2x 16.5x / NA 12.3x / NA 10.8x / 8.9x EBITDA Margin (LTM / NFY) NA / NA 15.6% / NA 25.0% / NA 14.8% / NA 50.0% / NA 25.6% / 27.3% 24.9% / NA NA / NA 13.3% / 13.7%16.6% / 17.4% NA / NA 8.7% / NA 18.3% / 21.1% Hospitals and Large Physicians Practices EV / EBITDA LTM Median: 16.5x NFY Median: 15.4x EV / EBITDA LTM Median: 12.3x NFY Median: 10.2x LTM (Median: 16.5x) NFY (Median: 14.2x) EV / EBITDA Source: Capital IQ, public filings and press releases. -1.0x 1.0x 3.0x 5.0x 7.0x 9.0x 11.0x 13.0x 15.0x Valenz Health Apixio Oak Street Health Benefitfocus, Inc. Signify Health, Inc. 1Life Healthcare, Inc. LifeWorks Inc. Tivity Health, Inc. SOC Telemed, Inc. Castlight Health, Inc. Iora Health, Inc. PlushCare, Inc. Alight Holding Company, LLC HMS Holdings Corp. West Health Advocate Solutions, Inc. WageWorks, Inc. Cotiviti Holdings, Inc. WebMD Health Corp. Best Doctors, Inc.

HIGHLY CONFIDENTIAL PRELIMINARY WORKING DRAFT FOR DISCUSSION – SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Houlihan Lokey Saturn Analyst Price Targets & Recommendations $3.00 $0.89 Premium to Current: 238.0% Wall Street Price Targets Consensus Price Targets vs. Stock Price Source: Capital IQ as of 10/6/2023, Wall Street research. 35 Broker Date Rating Price Target Methodology BTIG 9/5/2023 Buy $5.00 3.2x EV / '24E Rev. CG 8/29/2023 Buy $3.00 1.9x EV / '24E Rev. MS 8/14/2023 Hold $2.00 1.1x EV / '24E Rev. Median $3.00 1.9x EV / '24E Rev. Mean $3.33 1.9x EV / '24E Rev. 3 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 Oct-22 Dec-22 Feb-23 Apr-23 Jun-23 Aug-23 Oct-23 Median Analyst Price Target Share Price 50% 50% 50% 67% 67% 67% 67% 67% 67% 67% 67% 67% 67% 50% 50% 50% 33% 33% 33% 33% 33% 33% 33% 33% 33% 33% Oct-22 Nov-22 Dec-22 Jan-23 Feb-23 Mar-23 Apr-23 May-23 Jun-23 Jul-23 Aug-23 Sep-23 Oct-23 Buy Hold Analyst Recommendation Breakdown # of Ratings 4 4 4 3 3 3 3 3 3 3 3 3 3